                                                                 Exhibit 10.4

                               FIRST AMENDMENT TO
                               SEVERANCE AGREEMENT

     THIS FIRST AMENDMENT TO SEVERANCE AGREEMENT ("First Amendment"), dated effective as of __________, ____ (the "Effective Date"), is made by and between Forest Oil Corporation, a New York corporation (the ""Company"), and ______________ ("Executive").


     WHEREAS, the Company and Executive have heretofore entered into that certain Severance Agreement dated __________, ____ (the "Severance Agreement"); and

     WHEREAS, the Company and Executive desire to amend the Severance Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree, effective as of the Effective Date, that the Severance Agreement shall be amended as hereafter provided:

     1. Paragraph 1(a) of the Severance Agreement shall be deleted and the following shall be substituted therefor:

          "(a) 'ANNUAL COMPENSATION' shall mean an amount equal to the greater of:

               (i) Executive's annual base salary at the annual rate in effect at the date of his Involuntary Termination;

               (ii) Executive's annual base salary at the annual rate in effect sixty days prior to the date of his Involuntary Termination; or

               (iii) Executive's annual base salary at the annual rate in effect immediately prior to a Change of Control if Executive's employment shall be subject to an Involuntary Termination within two years after such Change of Control.

     Notwithstanding the foregoing, if Executive's employment shall be subject to an Involuntary Termination within two years after such Change of Control, then the amount determined pursuant to the preceding sentence shall be increased by the amount of the Annual Bonus. For purposes of the preceding sentence, the term 'Annual Bonus' shall mean the annual bonus most recently paid by the Company to Executive prior to the date of his Involuntary Termination; provided, however, that if Executive was employed by the Company for only a portion of the year with respect to which such bonus was paid, then the `Annual Bonus' shall equal an amount determined by annualizing the bonus received by Executive based on the ratio of the number of days Executive was employed by the Company during such year to 365 days; provided, further, that if Executive has not received an annual bonus from the Company at any time prior to the date of his Involuntary Termination, then the `Annual Bonus' shall equal the amount of Executive's target annual bonus for the year in which such termination occurs."

     2. Paragraph 1(j)(ii) of the Severance Agreement shall be deleted and the following shall be substituted therefor:

          "(ii) in the case of an Involuntary Termination which occurs within two years after the date upon which a Change of Control occurs, a period commencing on the date of such Involuntary Termination and continuing for thirty months."

     3. The following new subparagraph (d) shall be added to the end of Paragraph 4 of the Severance Agreement:

          "(d) Cause any and all outstanding options to purchase common stock of the Company held by Executive to remain exercisable for twelve months after the last day of Executive's employment with the Company (but in no event shall any such option be exercisable for (i) a longer period than the original term of such option or (ii) a shorter period than that already provided for under the terms of such option)."

     4. The existing text of Paragraph 6 of the Severance Agreement shall be designated as subparagraph (a), and the following new subparagraph (b) shall be added to the end of Paragraph 6 of the Severance Agreement:

          "(b) On or before the date upon which a Change of Control occurs (the "Change of Control Date"), the Compensation Committee shall make a determination under the Company's annual incentive plan as to whether bonuses under such plan for the year during which the Change of Control Date occurs are due based on partial year results through the Change of Control Date, and, if the Compensation Committee determines that such bonuses are due, then the Compensation Committee shall also determine the amount of such bonus that shall be paid to Executive. On or before the Change of Control Date, the Company shall pay to Executive the amount of Executive's bonus that has been determined by the Compensation Committee in accordance with the preceding sentence."

     5. This First Amendment (a) shall supersede any prior agreement between the Company and Executive relating to the subject matter of this First Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and all persons lawfully claiming under Executive.

     6. As amended hereby, the Severance Agreement is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment effective as of the Effective Date.


                                        "COMPANY"

                                        FOREST OIL CORPORATION

                                        By:
                                           ----------------------------
                                           NAME: ROBERT S. BOSWELL
                                           TITLE: CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER



                                        "EXECUTIVE"

                                        -------------------------------